UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2022 (June 10, 2022)

KINS TECHNOLOGY GROUP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39642	85-2104918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, California 94306

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 575-4456

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	KINZU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	KINZ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	KINZW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2022, in connection with its special meeting of stockholders held on June 10, 2020 (the “Special Meeting”), KINS Technology Group Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) entered into Amendment No. 1 to the Investment Management Trust Agreement (the “Trust Amendment”), which amends the Investment Management Trust Agreement entered into by the Company and the Trustee on December 14, 2020 (the “Trust Agreement”), to extend the date on which the Trustee must liquidate the trust account established in connection with the Company’s initial public offering that was consummated on December 17, 2020 (the “IPO”) if the Company has not completed its initial business combination from June 17, 2022 to December 16, 2022. The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Trust Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Meeting of Stockholders

On June 10, 2022, the Company held the Special Meeting, at which holders of 27,463,529 shares of common stock were present virtually or by proxy, representing 79.6% of the voting power of the 34,500,000 shares of the Company’s issued and outstanding shares of common stock entitled to vote at the Special Meeting at the close of business on May 10, 2022, which was the record date (the “Record Date”) for the Special Meeting (stockholders of record as of the close of business on the Record Date are referred to herein as “Stockholders”). A summary of the voting results at the Special Meeting for each of the proposals is set forth below.

Proposal 1

The Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), included as part of the units sold in the IPO, from June 17, 2022 to December 16, 2022 (the “Charter Extension”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,335,869	2,127,660	0	N/A

On the date hereof, to effectuate the Charter Extension, the Company entered into and filed with the Secretary of State of the State of Delaware the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Proposal 2

The Stockholders approved the proposal to amend the Trust Agreement to extend the date on which the Trustee must liquidate the trust account established in connection with the IPO if the Company has not completed its initial business combination from June 17, 2022 to December 16, 2022 (the “Trust Extension”). The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,335,869	2,127,660	0	N/A

The information included in Item 1.01 is incorporated by reference in this item to the extent required herein.

Proposal 3

The Stockholders approved the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Extension and/or the Trust Extension. The voting results for such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,321,774	2,139,255	2,500	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated as of June 10, 2022, between the Company and Continental Stock Transfer & Trust Company, as trustee

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, KINS Technology Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINS Technology Group Inc.

By:	/s/ Khurram Sheikh
Khurram Sheikh
Chairman, Chief Executive Officer and Chief Financial Officer

Date: June 10, 2022